Exhibit 4.13

SECOND AMENDMENT

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

by

ONCOR ELECTRIC DELIVERY COMPANY LLC,

as Grantor

to and for the benefit of

THE BANK OF NEW YORK MELLON,

as Collateral Agent

Dated as of September 3, 2010

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

SECOND AMENDMENT

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS SECOND AMENDMENT TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is executed to be effective as of September 3, 2010, by ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company (“Grantor”), having an organizational identification number of 4435668 and an office at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer, to and for the benefit of THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a New York banking corporation, as Collateral Agent and Trustee (“Collateral Agent” and “DOT Trustee”) under the Deed of Trust (as defined below), whose address is The Bank of New York Mellon, c/o Corporate Trust Administration, 101 Barclay Street, Floor 8W, New York, New York 10286.

RECITALS:

A. Grantor executed and delivered that certain Deed of Trust, Security Agreement and Fixture Filing dated as of May 15, 2008 to Collateral Agent, which was filed of record with the Texas Secretary of State pursuant to Section 261.004 of the Texas Business and Commerce Code on May 15, 2008 under file number 08-0016750724, which has been amended by that certain First Amendment to Deed of Trust, Security Agreement and Fixture Filing dated as of March 2, 2009 to Collateral Agent, which was filed of record with the Texas Secretary of State pursuant to Section 261.004 of the Texas Business and Commerce Code on March 13, 2009 under file number 09-00072022 (as so amended, the “Deed of Trust”)

B. Pursuant to Section 7.1 of the Deed of Trust, Grantor wishes to amend the Deed of Trust to eliminate the right of the Grantor to obtain a release of the Lien of the Deed of Trust under certain circumstances.

C. Grantor has furnished to the Collateral Agent an Officer’s Certificate and an Opinion of Counsel pursuant to Section 25 of the Deed of Trust.

D. Grantor has duly authorized the execution and delivery of this Amendment and hereby requests the Collateral Agent to execute and deliver this Amendment.

E. All things necessary to make this Amendment a valid and binding agreement of the Grantor and an amendment to the Deed of Trust in accordance with its terms have been done and performed.

AGREEMENT:

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Grantor and Collateral Agent hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment shall have the same meaning as ascribed to such terms in the Deed of Trust unless defined otherwise herein.

2. Amendments.

(a) The last paragraph of Section 2 of the Deed of Trust is hereby deleted in its entirety and the following is inserted in lieu thereof:

“TO HAVE AND TO HOLD the Mortgaged Property unto the Collateral Agent, its successors and assigns for the uses and purposes set forth herein, until the Obligations are fully paid and performed.”

(b) The last sentence of Section 20.8 of the Deed of Trust is hereby deleted in its entirety.

3. Ratification. Except as expressly set forth herein, this Amendment shall not alter, amend, modify or otherwise affect the terms, provisions and conditions of the Credit Documents, and Grantor hereby ratifies, confirms and agrees that the Credit Documents and all liens, security interests, assignments, powers, indemnities, waivers and other rights created for Collateral Agent’s benefit thereunder, including, without limitation, the lien created by the Deed of Trust, as amended by this Amendment, shall continue to secure, in the same manner, in the same priority and to the same extent set forth therein, the payment and performance of the Obligations, and all of same are hereby renewed, extended, carried forward, ratified and confirmed and shall be deemed for all purposes in full force and effect.

4. No Waiver. The execution and/or acceptance of this Amendment by Grantor shall not be deemed or construed as: (a) a novation or an accord and satisfaction of any of Grantor’s duties, obligations and liabilities contained in the Credit Documents, as amended; (b) a waiver, modification, restriction or limitation of any and all of the Collateral Agent’s rights and benefits arising under the Credit Documents by operation of law, or otherwise, to demand full, complete and strict performance of the duties, obligations and liabilities contained in the Credit Documents, as amended; or (c) an obligation of the Collateral Agent to grant Grantor any future or further modification, renewal, extension and/or amendment to the Deed of Trust, as amended hereby, or any or all of the other Credit Documents.

5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts with the same effect as if the signature thereto and hereto were upon the same instrument, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Severability. In the event one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

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7. Entire Agreement. This Amendment and the Credit Documents as amended in writing and signed by the parties represent the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to the subject matter hereof not expressly set forth or referred to herein or therein.

8. Further Amendment. Neither this Amendment nor any terms hereof may be amended, supplemented or modified except by a written instrument executed by the parties in accordance with the terms and conditions of the Deed of Trust. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. Authority. Grantor and the representative thereof executing this Amendment on its behalf represent that such representative has full power, authority and legal right to execute and deliver this Amendment and that the same constitutes a valid and binding obligation of Grantor.

10. Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Grantor.

11. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, except that Grantor expressly acknowledges that all of the rights, benefits, privileges, immunities and obligations of the Collateral Agent under this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows.]

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This Amendment has been duly executed by Grantor as of the date first above written and is intended to be effective as of such date.

ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company

By:	/s/ John M. Casey
John M. Casey, Vice President & Treasurer

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me this 3 rd day of September 2010, by John M. Casey, Vice President & Treasurer of ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ Eloise B. Long
Notary Public in and for the State of Texas

This Amendment has been duly executed by Collateral Agent as of the date first above written and is intended to be effective as of such date.

THE BANK OF NEW YORK MELLON, a New York banking corporation, as Collateral Agent

By:	/s/ Kimberly Agard
Kimberly Agard, Vice President

STATE OF NEW YORK

COUNTY OF QUEENS

This instrument was acknowledged before me this 3 rd day of September 2010, by Kimberly Agard, a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, on behalf of said banking corporation.

/s/ Anna Yiu
Notary Public in and for the State of New York